THIS  TRANSACTION  FEE  AGREEMENT  is  made as of the 28th day of December, 2001

BETWEEN:

          AMNIS  SYSTEMS  INC.
          3450  Hillview  Avenue
          Palo  Alto,  California  94304

     (the  "Company")

                                                               OF THE FIRST PART

AND:

          ALEXANDER  DUNHAM  SECURITIES,  INC.
          10850  Wilshire  Boulevard
          Suite  350
          Los  Angeles,  California  90024

          (the  "Broker")

                                                              OF THE SECOND PART

W  H  E  R  E  A  S:

     A. The Company has entered into a Securities Purchase Agreement (the "Purchase Agreement") with Bristol Investment Fund, Ltd. (the "Investor") in connection with the placement of 12% convertible debentures of the Company in the aggregate principal amount of $1,000,000 (the "Debentures") and warrants to purchase 1,000,000 shares of common stock of the Company;

     B. The Broker is a licensed broker-dealer with the National Association of Securities Dealers;

     C. The Broker introduced the Company to the Investor and assisted the Company in the transactions contemplated by the Purchase Agreement;

     D. The Company wishes to reward the Broker for its services in the manner hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants, promises, conditions, warranties and representations hereinafter set forth, the parties hereto agree as follows:

               1.     The Company agrees to compensate the Broker as follows:
(i) ten percent (10%) of any and all cash raised, including but not limited to the principal amount of the Debenture plus any monies raised pursuant to exercise of warrants by the Investor and (ii) warrants to purchase an aggregate of 100,000 of shares of common stock of the Company. The warrants shall vest immediately upon issuance. Fees paid pursuant to warrant exercises shall be paid at the date of exercise and delivery of corresponding funds to the Company. Fees and warrants shall be paid to Broker in the manner and in the name designated by Broker.


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               2.     The shares of common stock underlying the warrants issued
to the Broker pursuant to this Agreement shall carry registration rights equivalent to the registration rights granted to the Investor pursuant to the registration rights agreement between the Company and the Investor.

               3. The parties hereto, and each of them, covenant and agree that each of them shall and will upon reasonable request by the other party, make, do, execute or cause to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances whatsoever for the better or more perfect and absolute performance of the terms and conditions of this Agreement.

               4. By execution hereof, the Company acknowledges that the Broker does not provide investment advice or financial planning services. In that regard, the Broker is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and cannot therefore provide any advice regarding the desirability or value of purchasing, selling, transacting in, investing in, or holding any security. Rather, the Broker's services will be limited to those properly provided by a licensed broker-dealer (Alexander Dunham Securities, Inc. is registered with the NASD as an "Introducing Broker/Dealer" or "K" broker/ dealer in accordance with Section 15 of the Securities and Exchange Act of 1934, as amended.)

               5. The Company hereby agrees to indemnify and hold harmless the Broker, its managers, members, agents and employees (collectively referred to as the Broker for purposes of this Section 6) from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses as incurred by any of them (including the fees and expenses of counsel) which are related to or arise out of any actions taken or omitted to be taken (including any untrue statements made or omitted to be made) by the Company or any actions taken or omitted to be taken by the Broker (except in the case of gross negligence or willful misconduct on the part of such Broker) in connection with the transactions contemplated by the Purchase Agreement or otherwise related to or arising out of the Broker's activities on behalf of the Company. The Company shall reimburse Broker for all expenses (including the fees and expenses of counsel) incurred by such Broker in connection with investigating, preparing or defending any such claim, action, suit or proceeding, including in connection with pending or threatened litigation to which Broker is a party.

               6. The Company and the Broker acknowledges that Diana Derycz Kessler serves as a director of the Investor, a registered representative of the Broker, and a manager and registered investment advisor at Bristol DLP, LLC. Bristol DLP, LLC is the investment manager to the Investor.

               7. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

               8. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in Los Angeles, California with respect to any dispute arising under this Agreement or the transactions contemplated hereby. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys' fees, incurred by the prevailing party in connection with such dispute.


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               9.     This Agreement consists of a total of 3 pages.  This
Agreement may be signed in any number of counterparts and the combination of the same shall constitute a binding agreement. A signed copy of this Agreement received via facsimile shall be deemed an original signature of a party for purposes of making this Agreement a binding agreement.


     IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement as of and from the day first above written.

                                             AMNIS  SYSTEMS  INC.


                                          By:  /s/  Michael  A.  Liccardo
                                              --------------------------
                                              Michael  A.  Liccardo
                                              President and Chief Executive
                                              Officer



                                              ALEXANDER DUNHAM SECURITIES, INC.


                                              By:  /s/  James  Somes
                                                   -----------------
                                                   Name:  James  Somes
                                                   Title:  President


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